Exhibit 4.3.2

STANDARD TERMS TO
MACROSHARES PARTICIPANTS AGREEMENTS

These Standard Terms to MacroShares Participants Agreements, dated as of July 27, 2009, (the "Standard Terms"), along with each supplement hereto (each, a "Supplement"), together form a separate and distinct "Participants Agreement" with respect to the applicable set of Paired Trusts.  Each Participants Agreement is entered into solely by and among the parties set forth in each Supplement hereto, including an entity acting as an authorized participant (the "Authorized Participant" and referred to herein as the "applicable Authorized Participant," or, collectively, as the "Authorized Participants"), the applicable trustee (each, a "Trustee" and collectively, the "Trustees") listed from time to time on Schedule II attached hereto, not in its individual capacity but solely acting as trustee on behalf of the applicable set of Paired Trusts, which are also listed from time to time on such Schedule II, the applicable depositor entity (each, a "Depositor" and, collectively, the "Depositors") listed from time to time on Schedule II attached hereto, and MacroMarkets LLC, as administrative agent for the Paired Trusts (the "Administrative Agent").  Each Person wishing to act as an Authorized Participant with respect to one or more sets of Paired Trusts shall be required to execute a Supplement referencing such Paired Trusts which shall incorporate these Standard Terms therein by reference.

PREAMBLE

Each trust that is included in a set of Paired Trusts (each, "MacroShares Trust") will be formed pursuant to a trust agreement (each, a "MacroShares Trust Agreement" and, collectively, the "MacroShares Trust Agreements") entered into among the applicable Trustee, the applicable Depositor, the Administrative Agent, MACRO Financial, LLC, as marketing agent (a "Marketing Agent") and any additional marketing agents (each, also a "Marketing Agent" and, collectively, the "Marketing Agents") listed in each case on Schedule II attached hereto.  Each MacroShares Trust will either be an "Up Trust" which will issue "Up MacroShares" or a "Down Trust" which will issue "Down MacroShares" (together with the Up MacroShares, the "MacroShares").  Each related Up MacroShares Trust and Down MacroShares Trust are together referred to herein as the "Paired Trusts" or a "set of Paired Trusts" or the "applicable MacroShares Trusts."  The Up MacroShares and Down MacroShares issued by a set of Paired Trusts are referred to herein as the "Paired MacroShares."

Each issuance of MacroShares will be offered pursuant to a prospectus (as amended and restated from time to time, each a "Prospectus") that shall be filed as part of a registration statement the file number for which is noted on Schedule II attached hereto (as amended and restated from time to time, each a "Registration Statement" and collectively, the "Registration Statements"), filed with the Securities and Exchange Commission ("SEC").

In accordance with these Standard Terms, the applicable Trustee, acting together with the Administrative Agent on behalf of the applicable Paired Trusts, may create and redeem the applicable Paired MacroShares in units of a specified number of Up MacroShares and a specified number of Down MacroShares (each such unit, as defined more precisely in the applicable MacroShares Trust Agreements, a "MacroShares Unit") at the instructions of the applicable Authorized Participant and in accordance with the Applicable Procedures (as defined herein).

Under the applicable MacroShares Trust Agreements, the Administrative Agent will instruct the applicable Trustee to issue MacroShares Units to, and redeem MacroShares Units from, the applicable Authorized Participants, through the facilities of DTC or a successor depository.  Each Authorized Participant may create or redeem MacroShares Units only to the extent it is an authorized participant for the Paired Trusts issuing such MacroShares Units.  The entities that are Authorized Participants with respect to each existing set of Paired Trusts are specified from time to time in Schedule I attached hereto.

In exchange for the deposit of cash in an amount equal to the aggregate purchase price specified herein and in the applicable MacroShares Trust Agreement, an Authorized Participant may create one or more MacroShares Units.  In exchange for a deposit of the applicable Paired MacroShares constituting one or more MacroShares Units, an Authorized Participant may redeem one or more such MacroShares Units for cash and/or Eligible Treasuries as further described herein.  The applicable Supplement sets forth the specific procedures in accordance with which the applicable Authorized Participants may create and redeem MacroShares Units for each set of Paired Trusts.

Because new MacroShares can be created and issued on an ongoing basis on any Business Day prior to an Early Termination Date or the Final Scheduled Termination Date for the applicable Paired Trusts, a "distribution," as such term is used in the Securities Act of 1933, as amended ("Securities Act"), may be occurring at any time from the applicable Closing Date through such Early Termination Date or Final Scheduled Termination Date.  Each Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution which would render it a statutory underwriter and subject it to the prospectus-delivery requirements and the liability provisions of the Securities Act.  Each Authorized Participant should review the "Plan of Distribution" portion of the applicable Prospectus and consult with its own counsel in connection with entering into one or more Participants Agreements  and placing Creation Orders or Redemption Orders (each as defined herein).

Capitalized terms used but not defined in these Standard Terms shall have the meanings assigned to such terms in the MacroShares Trust Agreements for the applicable Paired Trusts.  To the extent there is a conflict between any provision of these Standard Terms and the provisions of such Trust Agreements, the provisions of these Standard Terms will govern insofar as they relate to the Applicable Procedures (as defined herein).  To the extent there is a conflict between any provision of these Standard Terms and the provisions of any Supplement, the provisions of such Supplement will govern with respect to the applicable set of Paired Trusts.

The parties to each such Supplement, by execution thereof, shall also be deemed to agree as follows:

Section 1.

Order Placement

(a)

To create one or more MacroShares Units, Authorized Participants must follow the procedures for creation set forth in Section 3 of these Standard Terms and the procedures for the applicable set of Paired Trusts described in the applicable Supplement (with respect to each set of Paired Trusts, the "Applicable Creation Procedures"), as such Applicable Creation Procedures may be amended, modified or supplemented from time to time.

(b)

To redeem MacroShares constituting one or more MacroShares Units for cash or for cash and/or Eligible Treasuries, Authorized Participants must follow the procedures for redemption set forth in Section 4 of these Standard Terms and the procedures for the applicable set of Paired Trusts described in the applicable Supplement (with respect to each set of Paired Trusts, the "Applicable Redemption Procedures" and, together with the Creation Procedures, the "Applicable Procedures"), as each such set of Applicable Redemption Procedures may be amended, modified or supplemented from time to time.

(c)

The Attachment hereto containing the form of Supplement applicable to each set of Paired Trusts is specified in Schedule II hereto.

Section 2.

Status of Authorized Participant.  Each Authorized Participant represents, warrants and covenants that:

(a)

It is a DTC Participant or an Indirect Participant.  If it ceases to be a DTC Participant or an Indirect Participant, such Authorized Participant shall give prompt notice to the applicable Trustees, the applicable Depositors and the Administrative Agent of such event, and all Participants Agreements to which such Authorized Participant is a party shall terminate immediately (with respect to that Authorized Participant only) as of the date such Authorized Participant ceases to be a DTC Participant or an Indirect Participant.

(b)

Unless Section 2(c) applies, it either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Such Authorized Participant shall maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of each Participants Agreement to which it is a party.  Such Authorized Participant shall comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and Conduct Rules of the NASD (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) to the extent the foregoing relates to the Authorized Participant's transactions in, and activities with respect to, MacroShares, and will not offer or sell MacroShares in any state or other jurisdiction where they may not lawfully be offered and/or sold.

(c)

If it is offering or selling MacroShares in jurisdictions outside the several states, territories and possessions of the United States, it agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made to the extent the foregoing relates to the Authorized Participant's transactions in, and activities with respect to, MacroShares.  In addition, if the Authorized Participant is not otherwise required to be registered, qualified or a member of the FINRA as set forth in Section 2(b) above, such Authorized Participant shall (i) comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, and (ii) conduct its business in accordance with the NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or are otherwise replaced by FINRA Conduct Rules) to the extent the foregoing relates to the Authorized Participant's transactions in, and activities with respect to, MacroShares.

(d)

To the best of its knowledge, it is in compliance with applicable anti-money laundering laws, regulations, and rules, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act").

(e)

It has the capability to send and receive communications via authenticated electronic facilities to and from the applicable Trustee and the Administrative Agent.  If requested, such Authorized Participant shall confirm such capability to the satisfaction of the applicable Trustee and the Administrative Agent prior to placing its first Order (as set forth in Section 3 or 4, as applicable) with the Administrative Agent.

Section 3.

Creation Orders.

(a)

All orders to create one or more MacroShares Units shall be made in accordance with and subject to the terms and conditions of the applicable MacroShares Trust Agreements, these Standard Terms, the applicable Supplement and the Applicable Creation Procedures specified therein.  Each party will comply with such foregoing terms and procedures to the extent applicable.  The Administrative Agent may issue additional or revised procedures from time to time relating to the manner of creation of the applicable MacroShares Units which differ from or supplement the Applicable Creation Procedures, and, after receiving reasonable advance written notice thereof, each of the applicable Authorized Participants shall thereafter comply with the Applicable Creation Procedures, as so amended.  Any Creation Order with respect to which an Authorized Participant has failed to comply with the Applicable Procedures may be rejected by the Administrative Agent and, so long as reasonable advance written notice of any amendment or supplement to such Applicable Procedures has been delivered to such Authorized Participant in accordance with Section 19(c), the Administrative Agent, the applicable Paired Trusts and the other parties to the applicable Participants Agreement shall have no liability for any such rejection.

(b)

Each Authorized Participant acknowledges that it can only create MacroShares Units of the Paired Trusts for which it acts as an Authorized Participant, as set forth in Schedule I attached hereto, and evidenced by its execution of the applicable Supplements for such Paired Trusts.  Each Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a MacroShares Unit (a "Creation Order") may not be revoked by such Authorized Participant after the placement and acceptance of such Creation Order with the Administrative Agent.  Each Creation Order shall be a binding obligation of the Authorized Participant that placed such Creation Order.  A form of a Creation Order is attached hereto as EXHIBIT B (the "Creation Order Form").  The Creation Order Form shall not be required if such Creation Order is conducted through the electronic facilities of the Administrative Agent; provided, however, that the Administrative Agent, in its sole discretion, may require the use of the Creation Order Form for any reason as an alternative for its electronic facilities.  The information required by such electronic facilities shall be substantially similar to the information on the Creation Order Form attached hereto.

(c)

The Administrative Agent shall have the absolute right, but shall have no obligation, to reject any Creation Order (i) if the Administrative Agent determines that the Creation Order is not in the required form, (ii) if the Administrative Agent determines that the Authorized Participant has deposited an insufficient amount of money with the applicable Trustee, (iii) if the Administrative Agent has determined, or the applicable Depositor has determined and has informed the Administrative Agent, based in each case upon advice of counsel, that such Creation Order would have adverse tax or securities law consequences for one or more of the applicable Paired Trusts or the holders of any of the applicable MacroShares or that the fulfillment of such Creation Order may be unlawful, or (iv) if circumstances outside the control of the Administrative Agent make it impractical or not feasible to process the Creation Order on the Issuance Order Date or the Issuance Date.  None of the applicable Depositor, the applicable Trustee or the Administrative Agent shall be liable to any Person by reason of the rejection of any Creation Order.

(d)

The Administrative Agent shall suspend the right of creation or postpone the applicable settlement date (i) for any period during which the stock exchange on which the applicable Paired MacroShares are listed or the exchange on which the commodity the market price of which is used to determine the applicable Paired Trusts' Underlying Value is traded, if any (the "Applicable Exchanges"), are closed, or trading on such Applicable Exchanges is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery or acquisition of Eligible Treasuries by the applicable Paired Trusts is not reasonably practicable or (iii) for such other period as the applicable Depositor, the applicable Trustee or the Administrative Agent determines to be necessary for the protection of the Beneficial Owners of any of the applicable MacroShares.  None of the applicable Trustee, the applicable Depositor or the Administrative Agent shall be liable to any Person or in any way for any loss or damage that may result from any such suspension or postponement.

(e)

Each Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Applicable Creation Procedures.  In the event that the Administrative Agent, applicable Marketing Agent, Depositor, or Trustee, or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Administrative Agent or applicable Marketing Agent, Depositor, or Trustee agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule or law, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.  In the event that such protective order or other remedy is not obtained, or the Authorized Participant waives its right to seek such protective order or remedy, the Administrative Agent, applicable Marketing Agent, Depositor, or Trustee, or any of their affiliated persons, as the case may be, agrees to furnish only that portion of the recorded conversation that is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation.  The Administrative Agent, applicable Marketing Agent, Depositor, and Trustee, and their affiliated persons, shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant's express written consent, except the Administrative Agent and applicable Marketing Agent, Depositor, or Trustee may disclose to any regulatory or self-regulatory organization, to the extent required by applicable rule or law, any recording involving communications with the Authorized Participant.

Section 4.

Redemption Orders.

(a)

Except as otherwise provided for herein, all orders to redeem MacroShares pursuant to instructions submitted by an Authorized Participant for cash or for cash and/or Eligible Treasuries shall be made in accordance with the terms of the applicable MacroShares Trust Agreements, these Standard Terms, the applicable Supplement and the Applicable Redemption Procedures contained therein.  Each party will comply with such foregoing terms and procedures to the extent applicable.  The Administrative Agent may issue additional or revised procedures from time to time relating to the manner of redemption of the applicable MacroShares Units which differ from or supplement the Applicable Redemption Procedures, and, after receiving reasonable advance written notice thereof, each of the applicable Authorized Participants shall thereafter comply with the Applicable Redemption Procedures, as so amended.  Any Redemption Order with respect to which an Authorized Participant has failed to comply with the Applicable Procedures may be rejected by the Administrative Agent and, so long as reasonable advance written notice of any amendment or supplement to such Applicable Procedures has been delivered to such Authorized Participant in accordance with Section 19(c), the Administrative Agent, the applicable Paired Trusts and the other parties to the applicable Participants Agreement shall have no liability for any such rejection.

(b)

Each Authorized Participant acknowledges that it can only redeem MacroShares Units of the Paired Trusts for which it acts as an Authorized Participant, as set forth in Schedule I attached hereto and evidenced by its execution of the applicable Supplement for such Paired Trusts.  Each Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to redeem MacroShares as one or more MacroShares Units for cash or for cash and/or Eligible Treasuries (a "Redemption Order" and together with a Creation Order, each an "Order") may not be revoked by such Authorized Participant after the placement and acceptance of such order with the Administrative Agent.  Each Redemption Order shall be a binding obligation of the Authorized Participant that placed such Redemption Order.  A form of Redemption Order is attached hereto as EXHIBIT C (a "Redemption Order Form").  The Redemption Order Form shall not be required if such Redemption Order is conducted through the electronic facilities of the Administrative Agent: provided, however, that the Administrative Agent, in its sole discretion, may require the use of the Redemption Order Form for any reason as an alternative for its electronic facilities.  The information required by such electronic facilities shall be substantially similar to the information on the Redemption Order Form attached hereto.

(c)

The Administrative Agent shall have the absolute right, but shall have no obligation, to reject any Redemption Order (i) if the Administrative Agent determines that the Redemption Order is not in the required form, (ii) if the Administrative Agent determines that the Authorized Participant has deposited an insufficient number of MacroShares with the applicable Trustee, (iii) if the Administrative Agent has determined, or the applicable Depositor has determined and has informed the Administrative Agent, based in each case upon advice of counsel, that such Redemption Order would have adverse tax or securities laws consequences for one or more of the applicable Paired Trusts or any of the holders of the MacroShares or that the fulfillment of such Redemption Order may be unlawful; or (iv) if circumstances outside the control of the Administrative Agent make it impractical or not feasible to process the Redemption Order on the Redemption Order Date or on the related Redemption Date.  None of the applicable Depositor, the applicable Trustee or the Administrative Agent shall be liable to any Person by reason of the rejection of any Redemption Order.

(d)

The Administrative Agent shall suspend the right of redemption or postpone the applicable settlement date, (i) for any period during which any of the Applicable Exchanges are closed, or trading on any of such Applicable Exchanges is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery or acquisition of Eligible Treasuries by the applicable Paired Trusts is not reasonably practicable, (iii) if any such redemption would cause the applicable Up or Down Investment Amount to equal less than 10 million dollars or (iv) for such other period as the applicable Depositor, the applicable Trustee or the Administrative Agent determines to be necessary for the protection of the Beneficial Owners of any of the applicable MacroShares.  None of the applicable Depositor, the Administrative Agent or the applicable Trustee shall be liable to any Person or in any way for any loss or damages that may result from any such suspension or postponement.

(e)

Each Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Applicable Redemption Procedures.  In the event that the Administrative Agent, applicable Marketing Agent, Depositor, or Trustee, or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Administrative Agent or applicable Marketing Agent, Depositor, or Trustee agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule or law, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.  In the event that such protective order or other remedy is not obtained, or the Authorized Participant waives its right to seek such protective order or remedy, the Administrative Agent, applicable Marketing Agent, Depositor, or Trustee, or any of their affiliated persons, as the case may be, agrees to furnish only that portion of the recorded conversation that is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation.  The Administrative Agent, applicable Marketing Agent, Depositor, and Trustee, and their affiliated persons, shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant's express written consent, except the Administrative Agent and applicable Marketing Agent, Depositor, or Trustee may disclose to any regulatory or self-regulatory organization, to the extent required by applicable rule or law, any recording involving communications with the Authorized Participant.

Section 5.

Transfers.

(a)

Any MacroShares or Eligible Treasuries to be transferred in connection with any Order shall be transferred between the Authorized Participant's designated account at DTC and the Netting Account or the Securities Account of the applicable MacroShares Trust in accordance with the Applicable Procedures.  Any transfer of MacroShares shall be conducted through the Deposit and Withdrawal At Custodian process (the "DWAC process") of the DTC system.  Any transfer of Eligible Treasuries shall be conducted through the Federal Wire Electronic Transfer System.  The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of MacroShares or Eligible Treasuries between its designated account and the Netting Account or the Securities Account of the applicable MacroShares Trust.  Any transfer of cash in connection with the Orders shall be made between a bank account designated by the Authorized Participant and the Netting Account or the Distribution Account of the applicable MacroShares Trust in accordance with the Applicable Procedures.  Any transfer of cash shall be conducted through the Federal Wire Electronic Transfer System.  The Authorized Participant shall be responsible for all costs and expenses relating to or in connection with any transfers of cash between its designated bank account and the applicable Netting Account or Distribution Account.

(b)

None of the applicable set of Paired Trusts, the applicable Depositor, the applicable Trustee or the Administrative Agent shall have any liability for losses or damages suffered by an Authorized Participant in respect of the Authorized Participant's Participant Custodian Account.  The Authorized Participant acknowledges that it is an unsecured creditor of the applicable Trustee, on behalf of the applicable MacroShares Trust, with respect to any MacroShares, Eligible Treasuries and/or cash held in each Authorized Participant's Participant Custodian Account and that such MacroShares, Eligible Treasuries and/or cash are at risk in the event that the applicable Trustee becomes insolvent.

Section 6.

Fees.

(a)

In connection with each Creation Order, the Authorized Participant shall pay to the applicable Trustee a fee (such fee, the "Creation Transaction Fee") for such creation.  The initial Creation Transaction Fee shall be two thousand dollars ($2,000) for any one Creation Order relating to the creation of one or more MacroShares Units.  The Creation Transaction Fee may be adjusted from time to time in accordance with Section 6(c) of these Standard Terms.  A single Creation Transaction Fee shall be due for each Creation Order from a single Authorized Participant.

(b)

In connection with each Redemption Order, the Authorized Participant shall pay to the applicable Trustee a fee (such fee, the "Redemption Transaction Fee," and together with the Creation Transaction Fee, the "Transaction Fee") for such redemption of MacroShares.  The initial Redemption Transaction Fee for any one Redemption Order relating to the redemption of one or more MacroShares Units for cash and/or Eligible Treasuries shall be two thousand dollars ($2,000).  The Redemption Transaction Fee may be adjusted from time to time in accordance with Section 6(c) of these Standard Terms.  A single Redemption Transaction Fee shall be due for each Redemption Order from a single Authorized Participant.

(c)

The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the applicable Trustee, with the prior written consent of the applicable Depositor, and without requiring the consent of the applicable Authorized Participants at the time of such modification, but will not in any event exceed 0.10% of the value of the applicable MacroShares Unit at the time of creation or redemption, as the case may be (in each case, determined based upon the proportionate underlying value of the applicable MacroShares constituting the MacroShares Unit on the date of either the Creation Order or the Redemption Order).  Promptly after agreeing to and prior to implementing such change, the Administrative Agent shall notify the Depository and each applicable Authorized Participant.  The amount of the Transaction Fee in effect at any given time shall be made available by the Administrative Agent upon request.

Section 7.

Designation of Authorized Persons.  Concurrently with the execution of each applicable Participants Agreement, each Authorized Participant shall deliver to the Administrative Agent, with copies to the applicable Trustee, duly certified as appropriate by its secretary or other duly authorized person, a certificate in the form of EXHIBIT A-1 setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction given on behalf of each Authorized Participant (each, an "Authorized Person").  The Administrative Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Administrative Agent receives a superseding certificate bearing a subsequent date.  After such certificate is accepted by the Administrative Agent, the Authorized Participant may authorize additional Authorized Persons to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant by delivering to the Administrative Agent, with copies to the applicable Trustee, an addendum to the certificate described above in the form of EXHIBIT A-2.  Once such a certificate (and, if applicable, addendum(s)) has been delivered by an Authorized Participant in connection with the execution of any Participants Agreement, such Authorized Participant shall not be required to deliver similar certificates (or addendum(s)) in connection with the subsequent execution of additional Participants Agreements so long as it confirms to the Administrative Agent that all information contained in the then-current certificate (and, if applicable, addendum(s)) continues to be true and correct.  Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give, as promptly as practicable under the circumstances,  written notice of such fact to the Administrative Agent and such notice shall be effective upon receipt by the Administrative Agent.  It shall be the sole responsibility of each Authorized Participant to ensure that the Administrative Agent has a true and correct list of such Authorized Participant's Authorized Persons and the Administrative Agent shall have no liability for any Orders accepted by it in reliance on inaccurate information contained in any certificate delivered by an Authorized Participant pursuant hereto.  The Administrative Agent shall issue to each Authorized Person a unique personal identification number (the "PIN Number") by which such Authorized Person shall be identified and which shall be used as authentication for Orders placed by that Authorized Person.  The Administrative Agent shall provide to the applicable Depositor and the applicable Trustee, if so requested, a list of the Authorized Persons and their corresponding PIN Numbers and shall promptly update such list upon any changes thereto.  The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person and the applicable Depositor.  If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Administrative Agent, which shall be no later than within two Business Days after the new PIN Number has been issued to the Authorized Person.

Section 8.

Representation regarding Securities Delivered.  Each redeeming Authorized Participant represents and warrants that it, or its client, as the case may be, will not obtain a Submission Number (as described in the Procedures) from the Administrative Agent for a Redemption Order unless it or its customer, as the case may be, owns or has the right or authority to tender the MacroShares for redemption and such MacroShares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which, under such circumstances, would preclude the delivery of such securities to the applicable Trustee on the Redemption Date.

Section 9.

Role of the Authorized Participant.

(a)

Each Authorized Participant acknowledges that, for all purposes of each applicable Participants Agreement and the applicable MacroShares Trust Agreements, it shall have no authority to act as agent for the applicable Paired Trusts, the applicable Depositors, the Administrative Agent or the applicable Trustees in any matter or in any respect.

(b)

Each Authorized Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the applicable Trustees and the Administrative Agent concerning the performance of such Authorized Participant's responsibilities under each applicable Participants Agreement, provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant reasonably believes (i) is confidential or proprietary in nature, or (ii) the disclosure of which to third parties is in violation of any applicable law or regulation or otherwise prohibited.

(c)

Each applicable Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the applicable MacroShares Trust Agreements.

(d)

Each applicable Authorized Participant agrees (i) subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, to assist the applicable Depositor in ascertaining certain information regarding sales of MacroShares made by or through the Authorized Participant upon the request of the applicable Depositor that is necessary for the applicable MacroShares Trust to comply with its obligations to distribute information to its shareholders under applicable state or federal securities laws or (ii) in lieu thereof and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver prospectuses, proxy material, annual and other reports of the applicable MacroShares Trust or other similar information that the applicable MacroShares Trust is obligated to deliver to its shareholders to the Authorized Participant's customers that custody MacroShares with the Authorized Participant, after receipt from the applicable MacroShares Trust or the Depositor of sufficient quantities to allow mailing thereof to such customers.

(e)

The Administrative Agent and applicable MacroShares Trust, Depositor, and Trustee agree that the names and addresses and other information concerning each Authorized Participant's customers are and shall remain the sole property of the Authorized Participant, and none of the Administrative Agent, applicable MacroShares Trust, Depositor, or Trustee, or any of their respective affiliates, shall use such names, addresses or other information for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings related to the MacroShares Trusts referred to in Section 9(d) herein.

Section 10.

Indemnification.

(a)

Each Authorized Participant hereby agrees to indemnify and hold harmless the applicable Paired Trusts, their respective affiliates (as defined below) and their respective directors, officers, managers, members, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, an "AP Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including reasonable attorney's fees) incurred by such AP Indemnified Party as a result of: (i) any breach by such Authorized Participant of any provisions of these Standard Terms and each applicable Supplement to which it is a party that relates to such Authorized Participant; (ii) any failure on the part of such Authorized Participant to perform any of its obligations set forth in these Standard Terms and each applicable Supplement to which it is a party; (iii) any failure by such Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Authorized Participant's transactions in, and activities with respect to, MacroShares under these Standard Terms and the applicable Supplement; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Applicable Procedures reasonably believed by the AP Indemnified Party to be genuine and to have been given by such Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Administrative Agent in accordance with the terms of Section 7 hereto, or (v) (A) any representation by such Authorized Participant, its employees or its agents or other representatives about MacroShares issued by the applicable Paired Trusts or any AP Indemnified Party that is not consistent with the then-current applicable Prospectuses and is made in connection with the offer or the solicitation of an offer to buy or sell such MacroShares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research, report, marketing material or sales literature or Free Writing Prospectus described in Section 14(b) herein prepared by the applicable Authorized Participant or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when read together with the applicable Prospectuses, in light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the applicable MacroShares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant in reliance on the then-current applicable Prospectuses, at the written direction of the applicable Depositor, or is based upon any omission or alleged omission by the applicable Depositor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.  Each Authorized Participant also shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim was served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.  The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Parties in the suit and who shall not, except with consent of the AP Indemnified Parties, be counsel to the Authorized Participant.  If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(b)

Each MacroShares Trust hereby severally agrees to indemnify and hold harmless each person which acts as an Authorized Participant for such MacroShares Trust, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, a "Trust Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by such Trust Indemnified Party as a result of (i) any breach by a MacroShares Trust of any provision of these Standard Terms and the applicable Supplement that relates to such MacroShares Trust; (ii) any failure on the part of a MacroShares Trust to perform any of its obligations set forth in these Standard Terms and the applicable Supplement; (iii) any failure by a MacroShares Trust to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Trust Indemnified Party in reliance upon any instructions issued or representations made in accordance with the Applicable Procedures reasonably believed by the Trust Indemnified Party to be genuine and to have been given by the Administrative Agent, applicable Marketing Agent, Depositor, Trustee, or MacroShares Trust; (v) any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement of the applicable MacroShares Trust as originally filed with the SEC or in any amendment thereof, or in applicable Prospectuses or statements of additional information as originally filed with the SEC or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in such Prospectuses based on information furnished in writing by or on behalf of the applicable Authorized Participant expressly for use in the applicable Prospectuses; or (vi) any untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant by the Administrative Agent, applicable Marketing Agent, Depositor, or MacroShares Trust, or otherwise approved in writing by the Administrative Agent, applicable Marketing Agent, Depositor, or MacroShares Trust.  It is not contemplated under the applicable Participants Agreement that the Trustee will furnish to the Authorized Participant any promotional material or sales literature or otherwise approve of the furnishing of such promotional material or sales literature to the Authorized Participant.  If the Trustee plans to furnish or to approve of the furnishing of sales literature or promotional material, the Trustee may do so after the applicable Participants Agreement is amended to so provide.  The applicable MacroShares Trust shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Indemnified Party unless the Trust Indemnified Party shall have notified the MacroShares Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Indemnified Party (or after the Trust Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the applicable MacroShares Trust of any claim shall not relieve it from any liability which it may have to any Trust Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.  The applicable MacroShares Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the applicable MacroShares Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust Indemnified Parties in the suit and who shall not, except with the consent of the Trust Indemnified Parties, be counsel to the applicable MacroShares Trust.  If the applicable MacroShares Trust does not elect to assume the defense of any suit, it will reimburse the Trust Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(c)

This Section 10 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the applicable AP Indemnified Party or the applicable Trust Indemnified Party, as the case may be.  The term "affiliate" in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d)

If the indemnification provided for in this Section 10 is unavailable to an AP Indemnified Party under Section 10(a) or a Trust Indemnified Party under Section 10(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the applicable MacroShares Trusts, on the one hand, and by the applicable Authorized Participants, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the applicable MacroShares Trusts, on the one hand, and of each of the applicable Authorized Participants, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations.  The relative benefits received by the applicable MacroShares Trust, on the one hand, and the applicable Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (after deducting expenses) received by that MacroShares Trust under this Agreement on the one hand bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand.  To the extent applicable, the relative fault of a MacroShares Trust, on the one hand, and of the Authorized Participant, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by that trust or by the Authorized Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 10(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each, a "Proceeding") related to such losses, liabilities, damages, costs and expenses.

(e)

Each MacroShares Trust and each Authorized Participant agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d) above.  No Authorized Participant shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Paired MacroShares created by such Authorized Participant and distributed to the public exceeds the amount of any damage which such Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)

The indemnity and contribution provisions contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of an Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls an Authorized Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of each of the MacroShares Trusts, its managers, members, officers, employees or any person who controls the applicable Paired Trusts within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of the applicable Participants Agreement.  Each MacroShares Trust and each Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against either of them and, in the case of a MacroShares Trust, against the applicable Trustee or the applicable Depositor, in connection with the issuance and sale of the applicable Paired MacroShares or in connection with the applicable Registration Statement or the applicable Prospectus.

(g)

Each MacroShares Trust hereby agrees severally and not jointly to pay any Trust Indemnified Party such amounts when due under this Section 10 (including any amount in contribution thereof that may be owed to such Trust Indemnified Party pursuant to this Section 10), and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trust Indemnified Party in enforcing its rights under this Section 10.

(h)

No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Trust Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Trust Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Trust Indemnified Party, as the case may be.

Section 11.

Limitation of Liability.

(a)

None of the Administrative Agent, any of the Depositors, any of the Trustees or any of the Authorized Participants shall be liable to each other, if applicable, or to any other Person, including any AP Indemnified Party or any other person claiming by, through or on behalf of an Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by any of the others or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b)

Tax Liability.  Each Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any MacroShares Unit made pursuant to these Standard Terms, regardless of whether or not such tax or charge is imposed directly on each Authorized Participant.  To the extent the applicable Trustee, the Administrative Agent, the applicable Depositor or the applicable Paired Trusts are required by law to pay any such tax or charge, the applicable Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, provided, however, that the Authorized Participant shall not indemnify the Trustee, the Administrative Agent, the applicable Depositor or the applicable Paired Trusts for any tax or charge or any penalties, additions to tax or interest thereon to the extent that such payments result from the Trustee's, the Administrative Agent's, the applicable Depositor's, or the applicable Paired Trusts' willful misconduct, negligence, or bad faith.

Section 12.

Acknowledgment.  Each Authorized Participant acknowledges receipt of a copy of (i) the applicable MacroShares Trust Agreements and (ii) the applicable Prospectuses, and represents that it has reviewed and understands such documents.  Each applicable Trustee, the Administrative Agent, the applicable Depositor and the applicable Paired Trusts agree to process Orders, or cause their agents to process Orders, in accordance with the (i) the applicable MacroShares Trust Agreements; (ii) the applicable Prospectuses; and (iii) the applicable Participants Agreement.

Section 13.

Effectiveness and Termination.  Upon the execution of any Supplement by the applicable parties, such Supplement and these Standard Terms shall together become effective as of the date set forth in such Supplement with respect to the applicable Authorized Participants, the applicable Depositor, the applicable Trustees, the Administrative Agent and the applicable sets of Paired Trusts, as set forth in Schedule I attached hereto.  In the event that any Person wishes to assume the rights and obligations of an authorized participant with respect to any one of more sets of Paired Trusts or an existing Authorized Participant wishes to act as an authorized participant of additional sets of Paired Trusts, such Person or existing Authorized Participant must comply with the requirements of Section 16 hereof.  The date upon which such Person wishing to act as an Authorized Participant executes the applicable Supplement shall be the date of effectiveness of such Supplement (including these Standard Terms which shall be incorporated by reference therein) with respect to such Person and the applicable sets of Paired Trusts, and the date upon which such existing Authorized Participant executes one or more additional Supplements shall be the date of effectiveness of such Supplements (including these Standard Terms which shall be incorporated by reference therein) with respect to such Authorized Participant and the applicable sets of Paired Trusts.  Any Participants Agreement may be terminated with respect to the applicable set of Paired Trusts with respect to which an Authorized Participant serves as an authorized participant at any time in accordance with the provisions set forth in Section 16 hereof, unless earlier terminated:  (i) in accordance with Section 2(a), with respect only to any Authorized Participant to whom such section applies, (ii) upon notice to the Authorized Participant by the applicable Trustee in the event of a material breach by the Authorized Participant of the terms of such Participants Agreement, (iii) immediately in the circumstances described in Section 19(j), or (iv) at such time as the applicable Paired Trusts are terminated in accordance with the terms of the applicable MacroShares Trust Agreements.  The date that is 30 days following the receipt by the Administrative Agent of the notice of termination from an Authorized Participant that is required under Section 16 hereof, shall be the date of effectiveness of such termination.

Section 14.

Marketing Materials; Representations Regarding Paired MacroShares; Identification in Registration Statement.

(a)

Each Authorized Participant represents, warrants and covenants that (i) such Authorized Participant will not, in connection with any sale or solicitation of a sale of MacroShares, (A) make, or permit any of its representatives to make, any representations concerning any of the applicable Paired MacroShares or any AP Indemnified Party other than representations not inconsistent with (1) the then-current applicable Prospectuses, (2) printed information approved by the applicable Depositor as information supplemental to such Prospectuses or (3) any promotional materials or sales literature furnished to such Authorized Participant by the applicable Depositor, or (B) issue any “free writing prospectus” as defined in Rule 405 under the Act (a “Free Writing Prospectus”) pursuant to Rules 164 and 433 of the Securities Act if such Free Writing Prospectus would be required to be filed under applicable SEC rules and (ii) such Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the applicable Paired MacroShares or AP Indemnified Party that are inconsistent with the then-current applicable Prospectuses.  Copies of the then-current applicable Prospectuses and any such printed supplemental information will be supplied by the applicable Depositor to the Authorized Participant in reasonable quantities upon request.

(b)

 Notwithstanding the foregoing or anything to the contrary in these Standard Terms or the applicable Supplement, each Authorized Participant may, without the approval of the applicable AP Indemnified Party, prepare and circulate in the regular course of its business research, reports, marketing material and sales literature, but in no event a Free Writing Prospectus if such Free Writing Prospectus would be required to be filed under applicable SEC rules, that include information, opinions or recommendations relating to the applicable Paired MacroShares (i) for public dissemination, provided that such research, reports, marketing material or sales literature is prepared in accordance with applicable rules and regulations of the Act, and any applicable state securities laws and NASD rules (or comparable FINRA Rules, if such NASD Rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules); or (ii) for internal use by the Authorized Participant.  Each Authorized Participant will file any such reports, marketing material and sales literature related to the applicable Paired MacroShares with FINRA to the extent required by the NASD Rules (or comparable FINRA Rules, if such NASD Rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules).

(c)

The Depositor will notify each Authorized Participant when a revised, supplemented or amended Prospectus is available and deliver or otherwise make available to the applicable Authorized Participant copies of such revised, supplemented or amended Prospectus at such time as to enable the Authorized Participant to comply with an obligation it may have to deliver such Prospectus to customers.  Each Authorized Participant hereby agrees that, for the term of these Standard Terms, the applicable Depositor may deliver the then-current Prospectuses, and any revisions, supplements or amendments thereto or recirculation thereof, to such Authorized Participant in Portable Document Format ("PDF") via electronic mail to Prospectus_NY@ny.mail.gs.com (or to such other address as may be provided by the applicable Authorized Participant from time to time) in lieu of delivering the Prospectuses in paper form.  Each Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the applicable Depositor and the Administrative Agent and, whether or not such agreement is in effect, each Authorized Participant may, at any time, request reasonable quantities of the applicable Prospectuses, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the applicable Depositor.  Each Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the applicable Prospectuses in PDF instead of in paper form.

(d)

For as long as these Standard Terms are effective, if required by the SEC, each applicable Authorized Participant agrees to be identified as an authorized participant of the applicable Paired Trusts (i) in the section of the applicable Prospectuses included within the relevant Registration Statements entitled "Plan of Distribution" and in any other section as may be required by the SEC, (ii) in any SEC filing as may be required under the Securities Act or the Exchange Act and (iii) on any website relating to the applicable Paired Trusts.  Upon the termination of the applicable Participants Agreement, (i) during the period prior to when the applicable Depositor qualifies and elects to file on Form S-3, the applicable Depositor will remove such identification from the Prospectuses in the amendment of the relevant Registration Statements next occurring after the date of the termination of the Participants Agreement and, during the period after when the Depositor qualifies and elects to file on Form S-3, the applicable Depositor will promptly file a current report on Form 8-K indicating the withdrawal of the applicable Authorized Participant as an authorized participant of the applicable Paired MacroShares and (ii) the applicable Depositor will promptly update the website relating to the applicable Paired Trusts to remove any identification of the applicable Authorized Participant as an authorized participant relating to the applicable Paired Trusts.

Section 15.

Certain Covenants of the Depositor.  The applicable Depositor covenants and agrees:

(a)

to advise each applicable Authorized Participant promptly of the happening of any event during the term of these Standard Terms which could require the making of any change in the Prospectuses then being used so that such Prospectuses would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the applicable Paired Trusts, to each Authorized Participant promptly such amendments or supplements to such Prospectuses as may be necessary to reflect any such change;

(b)

on behalf of each of the applicable Paired Trusts, to file a post-effective amendment to their respective Registration Statements no less frequently than once per calendar quarter on or about the same time that the applicable Depositor files a quarterly or annual report pursuant to Section 13 or 15(d) of the Exchange Act (including the information contained in such report), until such time as the applicable Paired Trusts' reports filed pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in the applicable Registration Statement.

Section 16.

Addition and Removal of Authorized Participants.

(a)

On any Business Day, (i) any Person who satisfies the requirements set forth in Section 2 of these Standard Terms may notify the Administrative Agent in writing of its desire to become a party to the Participants Agreement with respect to one, several or all of the Paired Trusts then in existence; and (ii) any Person who is already an Authorized Participant under one or more Participants Agreements may notify the Administrative Agent of its desire to become an Authorized Participant with respect to additional existing sets of Paired Trusts or newly-formed sets of Paired Trusts.  The Administrative Agent shall review such Person's request, and if such Person is acceptable to the applicable Depositors and the Administrative Agent, the Administrative Agent shall prepare, or cause to be prepared, a revised Schedule I hereto and shall request such Person to execute the applicable Supplement or Supplements.  Each Authorized Participant acknowledges and agrees that its execution and delivery of each applicable Participants Agreement shall not be required to bind any existing or future Authorized Participant to the terms and conditions set forth in each such Participants Agreement.  With regard to any application to become an additional party to any Participants Agreement, the applicable Trustees shall use commercially reasonable efforts to submit on behalf of such Person an application to create an account at DTC pursuant to which it can effectuate creations and/or redemptions in accordance with the Applicable Procedures.  To the extent required under the Exchange Act, the applicable Depositors shall file, within four (4) Business Days of the addition of an Authorized Participant with respect to one, several or all of the Paired Trusts, a Form 8-K for each of the applicable Paired Trusts disclosing the addition of a new Authorized Participant for such Paired Trusts.

(b)

An Authorized Participant may terminate its role as an authorized participant with respect to one, several or all of the Paired Trusts by notifying the Administrative Agent in writing of its desire to do so thirty days prior to the proposed date of effectiveness of any such termination.  Following receipt of such written notification, the Administrative Agent shall prepare, or cause to be prepared, an amendment to Schedule I hereto and shall cause the signature of the Authorized Participant to be struck through on the signature pages for the applicable Supplement for each set of Paired Trusts with respect to which such Authorized Participant no longer wishes to act in such capacity.  Each Authorized Participant acknowledges and agrees that the termination of an entity as an authorized participant under any Participants Agreement shall not affect in any manner the obligations of the remaining Authorized Participants to such Participants Agreement.  The Authorized Participant's written notification of termination, sent in accordance with the requirements of Section 19(c), shall be dispositive proof of its termination as an Authorized Participant with respect to one, several or all of the Paired Trusts, as applicable.  To the extent required under the Exchange Act, the applicable Depositors shall file, within four (4) Business Days of the termination of an Authorized Participant with respect to one, several or all of the Paired Trusts, a Form 8-K for each of the applicable Paired Trusts disclosing the termination of such Authorized Participant with respect to such Paired Trusts.

Section 17.

Force Majeure.  No party to these Standard Terms shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under these Standard Terms by reason of any cause beyond its reasonable control.  This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 18.

Ambiguous Instructions.  If any Creation or Redemption Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Administrative Agent will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order.  If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed.  If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Administrative Agent, as the case may be, not later than within fifteen (15) minutes of such contact with the Authorized Person.  If the Administrative Agent is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information.  In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Administrative Agent will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.  A corrected Order must be received by the Administrative Agent not later than within fifteen (15) minutes of such contact with the Authorized Person.  The Administrative Agent will incur no liabilities under this Section 18.

Section 19.

Miscellaneous.

(a)

Amendment and Modification.  Each Participants Agreement may be amended, modified or supplemented by the applicable Trustee, the Administrative Agent and the applicable Depositor without the consent of any holder of the applicable MacroShares or the applicable Authorized Participants that are party to such Participants Agreement; provided, however, that no amendment may be made which would (i) alter the status of any MacroShares Trust as a partnership for federal income tax purposes or (ii) cause any MacroShares Trust to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) cause or potentially cause the assets of any MacroShares Trust to constitute "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  After the amendment, modification or supplement has been agreed to, the Administrative Agent shall mail a copy of such amendment, modification or supplement to each applicable Authorized Participant.  The Administrative Agent may also deliver such amendment, modification or supplement hereto by electronic mail; provided, however, that physical delivery via the United States postal system or similar system shall be required.  For the purposes of these Standard Terms, mail will be deemed received by the recipient thereof on the third (3rd) calendar day following the deposit of such mail into the United States postal system or similar system.  Within fifteen (15) Business Days after its deemed receipt, the amendment, modification or supplement will become part of these Standard Terms, the Attachments or the Exhibits, as the case may be, in accordance with its terms.

(b)

Waiver of Compliance.  Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c)

Notices.  Except as otherwise specifically provided in these Standard Terms, all notices required or permitted to be given pursuant to these Standard Terms shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first-class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram, telephonic facsimile, electronic mail or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid.  Unless otherwise notified in writing, all notices to any MacroShares Trust shall be given or sent to the Administrative Agent, with copies to the applicable Trustee.  All notices shall be directed as follows:

If to the Administrative Agent:

MACROMARKETS LLC
73 Green Tree Drive #9
Dover, DE 19904
Attention:  Samuel Masucci, III
Telephone:  (888) MACROS1
Facsimile:   (973) 695-1643

If to a Trustee, a Depositor or to an Authorized Participant, to the address of the applicable Trustee, the applicable Depositor or the applicable Authorized Participant that is set forth on the signature pages of the applicable Supplement, or to such other address as any of the parties hereto shall have communicated in writing to the other parties hereto in compliance with the provisions hereof.

(d)

Successors and Assigns.  These Standard Terms and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e)

Assignment.  Neither these Standard Terms nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other applicable parties, which shall not be unreasonably withheld, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under these Standard Terms.  The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.  Any purported assignment in violation of the provisions hereof shall be null and void.  Notwithstanding the foregoing, these Standard Terms shall be automatically assigned to any successor Trustee, Administrative Agent or Depositor at such time such successor qualifies as a successor Trustee, Administrative Agent or Depositor under the terms of the applicable MacroShares Trust Agreements and upon reasonable advance written notice to the applicable Authorized Participant.  Furthermore, the applicable Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate, fully able to discharge such Authorized Participant's duties hereunder, with the written consent of the other applicable parties.

(f)

Governing Law; Consent to Jurisdiction.  These Standard Terms, and all transactions in MacroShares hereunder in connection with each applicable Participants Agreement, shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies.  Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such state in connection with any action, suit or other proceeding arising out of or relating to these Standard Terms or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

(g)

Counterparts.  These Standard Terms may be executed in one or more counterparts, each of which will be deemed to be an original copy of these Standard Terms and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of these Standard Terms as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h)

Interpretation.  The section, paragraph and other subdivision headings contained in these Standard Terms are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of these Standard Terms.

(i)

Entire Agreement.  These Standard Terms and the applicable MacroShares Trust Agreements, along with any other agreement or instrument delivered pursuant to these Standard Terms and the applicable MacroShares Trust Agreements, supersede all prior agreements and understandings between the applicable parties with respect to the subject matter hereof; provided however, that none of the Authorized Participants shall be deemed by this provision to be a party to any of the MacroShares Trust Agreements.

(j)

Severance.  If any provision of any Participants Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of such Participants Agreement so long as such modifications continue to express, without material change, the original intentions of the parties as to the subject matter of the Participants Agreement and the deletion of such portion of the Participants Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to the Participants Agreement.  If the Participants Agreement as so modified substantially impairs the respective benefits, obligations, or expectations of the parties to the applicable Participants Agreement, it shall be subject to immediate termination upon written notice by the terminating party delivered in accordance with Section 19(c) of these Standard Terms.

(k)

No Strict Construction.  The language used in these Standard Terms will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l)

No Promotion.   Except as otherwise provided in Section 14(d) of these Standard Terms, each of the Administrative Agent and applicable Depositor, Trustee, and Paired Trust agrees that it will not, without the prior written consent of the applicable Authorized Participant, (i) use in advertising or publicity the name of the applicable Authorized Participant or any affiliate of the applicable Authorized Participant, or any partner or employee of the applicable Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the applicable Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any serviced provided by the Administrative Agent or applicable Marketing Agent, Depositor, Trustee or Paired Trust has been approved or endorsed by the applicable Authorized Participant.

(m)

Survival.  Section 10 (Indemnification) and Section 19(l) (No Promotion) hereof shall survive the termination of these Standard Terms.

(n)

Other Usages.  The following usages shall apply in interpreting these Standard Terms:  (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."

SCHEDULE I

LIST OF AUTHORIZED PARTICIPANTS
FOR EACH MACROSHARES TRANSACTION

Name of MacroShares Transaction
	MacroShares $100 Oil Paired Trusts	MacroShares Medical Inflation Series 2008-1 Paired Trusts	MacroShares Major Metro Housing Paired Trusts
[Authorized Participant] [address]
[Authorized Participant] [address]
[Authorized Participant] [address]
[Authorized Participant] [address]
[Authorized Participant] [address]

1

SCHEDULE II

LIST OF APPLICABLE TRUSTEES, APPLICABLE DEPOSITORS,
APPLICABLE PROSPECTUSES AND APPLICABLE SUPPLEMENTS
FOR EACH MACROSHARES TRANSACTION

Name of MacroShares Transaction	MacroShares $100 Oil
Applicable Paired Trusts	MacroShares $100 Oil Up Trust MacroShares $100 Oil Down Trust
Applicable Trustee	State Street Bank and Trust Company, N.A.
Applicable Depositor	MACRO Securities Depositor, LLC
Additional Marketing Agents	None
Applicable Prospectuses

A prospectus relating to the MacroShares $100 Oil Up Shares, filed as part of a registration statement on Form S-1, File No. 333-150282

A prospectus relating to the MacroShares $100 Oil Down Shares, filed as part of a registration statement on Form S-1, File No. 333-150283

Applicable Supplement	The form of supplement attached to the Standard Terms entitled "SUPPLEMENT FOR MACROSHARES $100 OIL TRUSTS"
Name of MacroShares Transaction	MacroShares Medical Inflation
Applicable Paired Trusts	MacroShares Medical Inflation Up Trust Series 2008-1 MacroShares Medical Inflation Down Trust Series 2008-1
Applicable Trustee	State Street Bank and Trust Company, N.A.
Applicable Depositor	MACRO Inflation Depositor, LLC
Additional Marketing Agents	Natixis Securities North America Inc.
Applicable Prospectuses

A prospectus relating to the MacroShares Medical Inflation Up Shares Series 2008-1, filed as part of a registration statement on Form S-1, File No. 333-[             ]

A prospectus relating to the MacroShares Medical Inflation Down Shares Series 2008-1, filed as part of a registration statement on Form S-1, File No. 333-[               ]3

Applicable Supplement	The form of supplement attached to the Standard Terms entitled "SUPPLEMENT FOR THE MACROSHARES MEDICAL INFLATION TRUSTS"
Name of MacroShares Transaction	MacroShares Major Metro Housing
Applicable Paired Trusts	MacroShares Major Metro Housing Up Trust MacroShares Major Metro Housing Down Trust
Applicable Trustee	State Street Bank and Trust Company, N.A.
Applicable Depositor	MacroShares Housing Depositor, LLC
Additional Marketing Agents	None

1

Applicable Prospectuses

A prospectus relating to the MacroShares Major Metro Housing Up Shares, filed as part of a registration statement on Form S-1, File No. 333-151522

A prospectus relating to the MacroShares MacroShares Major Metro Housing Down Shares, filed as part of a registration statement on Form S-1, File No. 333-151523

Applicable Supplement	The form of supplement attached to the Standard Terms entitled "SUPPLEMENT FOR THE MACROSHARES MAJOR METRO HOUSING TRUSTS "

2

CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

MACROSHARES PARTICIPANTS AGREEMENTS

The following are the names, titles, e-mail addresses, phone numbers, and signatures of all persons (each, an "Authorized Person") authorized to give instructions relating to any activity contemplated by each applicable Participants Agreement entered into by the entity designated below as an "Authorized Participant," or any other notice, request or instruction on behalf of such Authorized Participant pursuant to each such Participants Agreement to which it is a party.

Authorized Participant:    Goldman Sachs Execution & Clearing, L.P. (the "Authorized Participant")

Name:	Tanya Ivanova	Name:	Maryann Lapolla
Title:	Associate	Title:	Associate
E-Mail:	Tanya.Ivanoa@GS.com	E-Mail:	ika.Lapolla@GS.com
Phone:	1(212)357-7322	Phone:	1(212)357-6983
Signature:		Signature:

Name:	James A. Bovell	Name:	Sandra D. Ortiz
Title:	Vice President	Title:	Associate
E-Mail:	James.A.Bovell@GS.com	E-Mail:	Sandra.D.Ortiz@GS.com
Phone:	1(212)357-1972	Phone:	1(212)357-7706
Signature:		Signature:

Name:	Lisa Osenenko	Name:	Ralph Giordano
Title:	Associate	Title:	Vice President
E-Mail:	Lisa.Osenenko@GS.com	E-Mail:	Ralph.Giordano@GS.com
Phone:	1(212)357-5026	Phone:	1(212)902-7930
Signature:		Signature:

The undersigned, Anthony Principato, Managing Director of Goldman Sachs Execution & Clearing, L.P., does hereby certify that the persons listed above presently hold the offices set forth beneath their names, that they have been duly authorized to act as Authorized Persons pursuant to each of the Participants Agreements to which the Authorized Participant is a party as of the date hereof and from time to time thereafter, and that their signatures set forth above are their own true and genuine signatures.

E-Mail Address to Confirm the Above Information: Anthony.Principato@gs.com.

IN WITNESS WHEREOF, I, the undersigned, a duly authorized officer of the Authorized Participant, hereby execute this certificate as of the date first set forth above.

Goldman Sachs Execution & Clearing, L.P.

By:	/s/ Anthony Principato
Name:	Anthony Principato
Title:	Managing Director
Date:	July ___, 2009

1

EXHIBIT A-2

[On AP's Firm Letterhead]
   [DATE]

[___________]
[___________]
[___________]

Re:

Addendum to the "Certified Authorized Persons of Authorized Participant, MacroShares Participants Agreements," for Goldman Sachs Execution & Clearing, L.P. (the "Agreement")

Ladies and Gentlemen:

Pursuant to the MacroShares Participants Agreement, following are the names, titles, addresses, signatures, phone numbers, and email addresses of additional Authorized Persons (as defined in the Standard Terms of the Applicable Participants Agreement(s) of Goldman Sachs Execution & Clearing, L.P. (the "AP")) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the AP pursuant to the Agreement.  This list of Authorized Persons is an addendum and adds Authorized Persons to the AP's most recently executed certificate (entitled "Certified Authorized Persons of the Authorized Participant, MacroShares Participants Agreement") preceding the date set forth above.

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
E-Mail:	E-Mail:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
E-Mail:	E-Mail:

Please provide PIN numbers for those listed above.

Very truly yours,

Managing Director

2

EXHIBIT B

FORM OF
CREATION ORDER

Authorized Participant:  __________________________  (the "Authorized Participant")

Date:  _____________

Submission Number:  ________________________

E-Mail:  __________________

Phone No.:  _________________

Authorized Person's Name:  _______________________

Number of MacroShares Units to which this order applies:

_______________________

Name of Trusts: ______________________________________________(the "Paired Trusts")

CUSIP Numbers:

Up MacroShares	Down MacroShares

All Creation Orders are subject to the terms and conditions of the applicable MacroShares Trust Agreements as currently in effect and the Participants Agreement relating to the Paired Trusts and entered into among certain persons acting from time to time in the capacity of Authorized Participants, the trustee for the Paired Trusts, the depositor for the Paired Trusts and MacroMarkets LLC, as administrative agent.  Capitalized terms not defined in this Creation Order will have the meaning assigned to such terms in the Participants Agreement as of the date hereof.

The Authorized Participant by executing this Creation Order hereby makes each of the representations and warranties set forth in the Participants Agreement as of the date hereof and as of the settlement date related to this Creation Order.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participants Agreement and that he/she is authorized to deliver this Creation Order Form to the Administrative Agent on behalf of the Authorized Participant.

The Authorized Participant, by placing this order, acknowledges that a "distribution" as such term is used in the Securities Act of 1933, as amended (the "Securities Act"), may be occurring.  The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution which would render it a statutory underwriter pursuant to Section 2(a)(11) of the Securities Act and subject it to the prospectus-delivery requirements and the liability provisions of the Securities Act.  The Authorized Participant should review the "Plan of Distribution" portion of the Prospectuses and consult with its own counsel prior to placing this Creation Order.

1

IN WITNESS WHEREOF, I, the undersigned, an Authorized Person of the Authorized Participant, hereby execute this Creation Order as of the date set forth below.

NAME OF AUTHORIZED PARTICIPANT

By:
Name:
Title:

Date:

2

EXHIBIT C

FORM OF
REDEMPTION ORDER

Authorized Participant:  __________________________  (the "Authorized Participant")

Date:  _____________

Submission Number:  ________________________

E-Mail:  __________________

Phone No.:  _________________

Authorized Person's Name:  _______________________

Number of MacroShares Units to which this order applies:

_______________________

Name of Trusts: ______________________________________________(the "Paired Trusts")

CUSIP Numbers:

Up MacroShares	Down MacroShares

All Redemption Orders are subject to the terms and conditions of the applicable MacroShares Trust Agreements as currently in effect and the Participants Agreement relating to the Paired Trusts (the "Paired Trusts") and entered into among certain persons acting from time to time in the capacity of Authorized Participants, the trustee for the Paired Trusts, the depositor for the Paired Trusts and MacroMarkets LLC, as administrative agent.  Capitalized terms not defined in this Creation Order will have the meaning assigned to such terms in the Participants Agreement as of the date hereof.

The Authorized Participant by executing this Redemption Order hereby makes each of the representations and warranties set forth in the Participants Agreement as of the date hereof and as of the settlement date related to this Redemption Order.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participants Agreement and that he/she is authorized to deliver this Redemption Order Form to the Administrative Agent on behalf of the Authorized Participant.

1

IN WITNESS WHEREOF, I, the undersigned, an Authorized Person of the Authorized Participant, hereby execute this Redemption Order as of the date set forth below.

NAME OF AUTHORIZED PARTICIPANT

By:
Name:
Title:

Date:

2

SUPPLEMENT TO THE STANDARD TERMS TO
MACROSHARES PARTICIPANTS AGREEMENTS

SUPPLEMENT FOR MACROSHARES MAJOR METRO HOUSING

This supplement (the "Supplement"), dated as of July 27, 2009, is hereby entered into by and among MacroShares Housing Depositor (the "Depositor"), State Street Bank and Trust Company, N.A., not in its individual capacity but solely as trustee for the Paired Shares (the "Trustee"), MacroMarkets LLC (the "Administrative Agent") and Goldman Sachs Execution & Clearing, L.P. (the "Authorized Participant").  The Standard Terms To MacroShares Participants Agreements, dated as of July 27, 2009 (the "Standard Terms"), are incorporated herein by reference and the parties hereto shall be required to comply with such Standard Terms as if they were set forth in full herein.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Standard Terms and if such defined term is not defined therein, then such term shall have the meaning assigned thereto in (i) the MacroShares Major Metro Housing Up Trust Agreement, dated on or about the Closing Date (as such agreement may subsequently be amended, modified, supplemented and restated, the "Up Trust Agreement"), among the Depositor, the Trustee, the Administrative Agent and Macro Financial, LLC, as the marketing agent or (ii) the MacroShares Major Metro Housing Down Trust Agreement, dated on or about the Closing Date (as such agreement may subsequently be amended, modified, supplemented and restated, the "Down Trust Agreement" and, together with the Up Trust Agreement, the "Trust Agreements"), among the Depositor, the Trustee, the Administrative Agent and Macro Financial, LLC, as the marketing agent.

In consideration of the mutual covenants and agreements set forth below and in the Standard Terms, the parties hereto, by execution hereof, hereby agree as follows:

1.

General.  The provisions of this Supplement set forth the procedures in accordance with which an Authorized Participant may create and redeem one or more MacroShares Units consisting of at least 10,000 MacroShares Major Metro Housing Up Shares (the "Up MacroShares") and 10,000 MacroShares Major Metro Housing Down Shares (the "Down MacroShares" and, together with the Up MacroShares, the "Paired MacroShares").  The Paired MacroShares may only be created and redeemed by Authorized Participants who are party to this Supplement and only in accordance with the procedures specified herein.

2.

Netting.  The Paired Shares will be created and redeemed on a net basis daily with respect to all Orders received from all Authorized Participants on such date.  In the event that the number of MacroShares Units to be created based on the Creation Orders received on such date exceeds the number of MacroShares Units to be redeemed based on the Redemption Orders received on such date, the number of MacroShares Units that will be issued will be equal to the total number of MacroShares Units created minus the total number of MacroShares Units redeemed.  Similarly, in the event that the number of MacroShares Units to be redeemed based on the Redemption Orders received on such date exceeds the number of MacroShares Units to be created based on the Creation Orders received on such date, the actual number of MacroShares Units that will be issued will be zero.  The Settlement Contracts created on each date, if any, any adjustment to the notional amount of the Income Distribution Agreement and the purchase of new Eligible Treasuries, if any, will also be done on a net basis daily, in accordance to the daily netting of Creation Orders and Redemption Orders for MacroShares Units (such netting, collectively, the "Net Daily Basis").

3.

Authorized Persons.  Upon execution of this Supplement by an Authorized Participant, the Administrative Agent will assign a personal identification number (a "PIN Number") to each Authorized Person authorized to act on behalf of an Authorized Participant.  An Authorized Participant may place Creation Orders and Redemption Orders through its Authorized Person(s).  If one or more Authorized Persons of any Authorized Participant were previously assigned PIN Numbers in connection with entering into any other Supplement, such PIN Numbers will continue to be valid for purposes of this Supplement, unless otherwise agreed by the Authorized Participant and the Administrative Agent.

4.

Rejection of Orders; Suspension and Postponement of Settlement.  Any Order is subject to rejection in the discretion of the Administrative Agent for the reasons set forth in the Standard Terms.  Any Order is subject to mandatory postponement of settlement and the right to place Orders is subject to suspension, in each case, in the circumstances described in the Standard Terms.

5.

Creation of MacroShares.

(a)

On any Business Day (such day, an "Issuance Order Date" or "T"), by not later than 4:00 p.m. New York City Time (such time, the "Order Cut-Off Time"), an Authorized Participant may submit a Creation Order, substantially in the form of EXHIBIT B to the Standard Terms (or to the extent that such order is electronic, such order shall include the information set forth on such exhibit), to the Administrative Agent to create one or more MacroShares Units.  Any Creation Order that is placed after the Order Cut-Off Time may be rejected by the Administrative Agent.  If so rejected, any such Creation Order may be resubmitted on the next Business Day based on the aggregate Underlying Value of the Paired MacroShares on the last calendar day preceding the Issuance Date (as defined in clause (h) below).

(b)

Each Creation Order, whether submitted in physical form or electronically, shall set forth the following information:

(i)

the Authorized Participant's phone number and e-mail address;

(ii)

the Authorized Person's name (with his or her associated PIN Number to be communicated to the Administrative Agent by telephone); and

(iii)

the number of MacroShares Units being created.

(c)

Within fifteen (15) minutes of receipt of the Authorized Participant's Creation Order through the Administrative Agent's automated electronic system or in physical form (and no later than 4:15 p.m. New York City time) on T, the Administrative Agent's automated electronic system shall, provided such Creation Order was received in accordance with the foregoing clauses (a) and (b), send a notice to the Authorized Participant confirming the receipt of such Creation Order and including a submission number (a "Submission Number") relating to such Creation Order.

(d)

By 4:30 p.m. New York City time on T, the Administrative Agent shall send to the Trustee an electronic file indicating the Creation Orders received from Authorized Participants on T prior to the Order Cut-Off Time (such file, the "Order File").  The transmission of the Order File shall be conducted on a best efforts basis.

(e)

By 5:00 p.m. New York City time on T, the Administrative Agent shall confirm the Order File and send any corrections to the Trustee and the Authorized Participants who have submitted Creation Orders on T.

(f)

a launch cost recovery fee of $0.05 per share for each share being created;

(g)

By 7:00 p.m. New York City time on T, the Administrative Agent shall send an authenticated electronic message to the Authorized Participants who have submitted Creation Orders on T, with a copy to the Trustee, indicating:

(i)

the Transaction Fee for the MacroShares Units being created;

(ii)

the aggregate Underlying Value of the Up MacroShares being created, as measured on the last calendar day preceding the related Issuance Date (as defined in clause (h) below) and the aggregate Underlying Value of the Down MacroShares being created, also measured on the last calendar day preceding the related Issuance Date (such deposits for each MacroShares Unit, the "MacroShares Unit Deposit"); and

(iii)

in the event that T is a Distribution Date, the Business Day following a Distribution Date, or a Business Day that is separated from the related Issuance Date (as defined in clause (h) below) by one or more intervening non-Business Days, the sum of the Up and Down Earned Income Accruals for the intervening days between the Issuance Order Date and the related Issuance Date (each calculated on the basis of the Applicable Reference Value of Medical Inflation on each such intervening day (such sum, the "MacroShares Unit Deposit Addition").

(h)

Each Creation Order will be settled on T+1 (meaning on the next Business Day following the Issuance Order Date), unless T is a Distribution Date (an "X Date") or the Business Day following a Distribution Date (an "X+1 Date"), in which case the Creation Order will be settled on T+3 (meaning on the third Business Day following the Issuance Order Date).

(i)

By 10:00 a.m. New York City time on T+1 or, in the event that T is an X Date or an X+1 Date, on T+3 (the "Issuance Date"), the Authorized Participant shall have wired to the Trustee the MacroShares Unit Deposit and, if applicable, the MacroShares Unit Deposit Addition into the applicable accounts of each of the Paired Trusts and the Transaction Fee into the Trustee's account using the Federal Wire Electronic Transfer System.

(j)

By 10:30 a.m. New York City time on the Issuance Date, if the Trustee has not received the MacroShares Unit Deposit, the MacroShares Unit Deposit Addition, if applicable, and the Transaction Fee, the Trustee shall contact the Authorized Participant to inquire about any missing amounts.  If the Trustee does not receive the full amount required, the Creation Order shall not be settled.

(k)

By 12:00 p.m. New York City time on the Issuance Date, if the Trustee has not received the full amount of funds and a Federal Reference Number (or other form of authenticated confirmation) for such transfer, then the Administrative Agent shall notify the Authorized Participant that it has failed to deliver the required funds to the Paired Trusts.  The deficient Authorized Participant shall immediately wire the required funds through the Federal Wire Electronic Transfer System or its order may be cancelled and it will incur any costs associated with such cancellation, as determined by the Administrative Agent.

(l)

Upon the satisfaction of the conditions set forth in this Section 5 on the Issuance Date, the Administrative Agent shall instruct the Trustee to allocate from the applicable Netting Account available MacroShares and, in the event that there are insufficient shares in the applicable Netting Account, instruct the Trustees to cause the Paired Trusts to issue new Paired Shares and deliver such shares to the creating Authorized Participants' accounts at the Depository Trust Company ("DTC") by means of the DWAC process to settle the Creation Orders submitted on T, by not later than 3:00 p.m. New York City time on T+1 (or on T+3 if T is an X Date or an X+1 Date).  The Trustee, upon written instruction from the Administrative Agent, shall adjust, on a Net Daily Basis, the notional amount of the Income Distribution Agreement and enter, if applicable, into additional Settlement Contracts associated with the MacroShares Units being created.

6.

Redemption of MacroShares.

(a)

On any Business Day, an Authorized Participant may submit a Redemption Order, substantially in the form of EXHIBIT C to the Standard Terms (or to the extent that such order is electronic, such order shall include the information set forth on such exhibit), to the Administrative Agent by the Order Cut-Off Time on such Business Day (such day, a "Redemption Order Date" or "T") to redeem Paired Shares constituting one or more MacroShares Units.  Any Redemption Order that is placed after the Order Cut-Off Time shall be rejected by the Administrative Agent.  If so rejected, such Redemption Order may be resubmitted on the next Business Day based on the aggregate Underlying Value of the Paired MacroShares on the last calendar day preceding the related Redemption Date (as defined in clause (h) below).

(b)

Each Redemption Order, whether submitted in physical form or electronically, shall set forth the following information:

(i)

the Authorized Participant's phone number and e-mail address;

(ii)

the Authorized Person's name (with his or her associated PIN Number to be communicated to the Administrative Agent by telephone); and

(iii)

the number of MacroShares Units being redeemed.

(c)

Within fifteen (15) minutes of receipt of the Authorized Participant's Redemption Order through the Administrative Agent's automated electronic system or in physical form (and no later than 4:15 p.m. New York City time) on T, the Administrative Agent's automated electronic system shall, provided such Redemption Order was received in accordance with the foregoing clauses (a) and (b), send a notice to the Authorized Participant confirming the receipt of such Redemption Order and including a submission number (a "Submission Number") relating to such Redemption Order.

(d)

By 4:30 p.m. New York City time on T, the Administrative Agent shall send to the Trustee an electronic file indicating the Redemption Orders received from Authorized Participants on T prior to the Order Cut-Off Time (such file, the "Order File").  The transmission of the Order File shall be conducted on a best efforts basis.

(e)

By 5:00 p.m. New York City time on T, the Administrative Agent shall confirm the Order File and send any corrections to the Trustee and any Authorized Participants who submitted a Redemption Order.

(f)

By 7:00 p.m. New York City time on T, the Administrative Agent shall send an authenticated electronic message to the Authorized Participant, with a copy to the Trustee, indicating:

(i)

the Transaction Fee payable to the Trustee;

(ii)

the number of Paired MacroShares to be delivered; and

(iii)

the cash amount, if any is needed to be paid by the Authorized Participant, equal to the excess of the aggregate purchase price of the Eligible Treasuries being delivered by the Trustee to the Authorized Participant over the Underlying Value that the Authorized Participant is entitled to receive in connection with such Paired Optional Redemption (such amount, the "Redemption Cash Component").

(g)

Each Redemption Order will be settled on T+1 (meaning on the next Business Day following the Redemption Order Date), unless T is a Distribution Date (an "X Date") or the Business Day following a Distribution Date (an "X+1 Date"), in which case the Redemption Order will be settled on T+3 (meaning on the third Business Day following the Redemption Order Date).

(h)

By 10:00 a.m. New York City time on T+1 or, in the event that T is an X Date or an X+1 Date, on T+3 (the "Redemption Date"), the Authorized Participant must deposit (i) the Transaction Fee into the Trustee's account and the Redemption Cash Component, if any, into the applicable accounts of each of the Paired Trusts using the Federal Wire Electronic Transfer System and (ii) Up MacroShares and Down MacroShares constituting one or more MacroShares Units into the applicable accounts of each of the Paired Trusts using the DWAC process of the DTC system.

(i)

By 10:30 a.m. New York City time on the Redemption Date, if the Trustee has not received the requisite number of Paired Shares and the requisite Redemption Cash Component, if any, the Trustee shall contact the Authorized Participant to inquire about any missing securities or funds.  If the Trustee does not receive the requisite number and type of such securities and/or any designated Redemption Cash Component, the Trustee shall not settle the Redemption Order.

(j)

By 12:00 p.m. New York City time on the Redemption Date, if the Trustee has not received the requisite number of Paired Shares and any designated Redemption Cash Component, the Administrative Agent shall notify the Authorized Participant that it has failed to deliver the requisite shares and/or funds to the Paired Trusts.  The deficient Authorized Participant shall immediately transfer such shares and/or cash to the Trustee or its order shall be cancelled and the Authorized Participant shall incur any costs associated with such cancellation, as determined by the Administrative Agent.

(k)

Upon the satisfaction of the conditions set forth in this Section 6 on the Redemption Date, the Trustee, on behalf of each of the Paired Trusts and as instructed by the Administrative Agent, shall deliver cash from the applicable Netting Account and/or the applicable Distribution Account or, in the event that the amount of cash in such accounts is insufficient, deliver cash and/or Eligible Treasuries pursuant to the applicable Trust Agreement to the redeeming Authorized Participant to settle its Redemption Order, by not later than 3:00 p.m. New York City time on such Redemption Date to an account designated by the Authorized Participant.  The Trustee, upon written instruction from the Administrative Agent, shall adjust, on a Net Daily Basis, the notional amount of the Income Distribution Agreement and settle, if applicable, one or more Settlement Contracts associated with the MacroShares Units being redeemed.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their duly authorized representatives as of the date first set forth above.

MACROMARKETS LLC
not in its individual capacity, but solely as the Administrative Agent of the Paired Trusts

By:	/s/ Samuel Masucci, III
Name:	Samuel Masucci, III
Title:	Chief Executive Officer

MacroShares Housing Depositor, LLC, as the Depositor

By:	/s/ Samuel Masucci, III
Name:	Samuel Masucci, III
Title:	President

STATE STREET BANK AND TRUST COMPANY,
N.A., not in its individual capacity but solely as Trustee of the Paired Trusts

By:	/s/ James Newland
Name:	James Newland
Title:	Vice President
Address:	200 Clarendon Street
Boston, MA 02116
Facsimile:	(617) 937-8609

The following entity has agreed to act as an Authorized Participant for the MacroShares Major Metro Housing Up Trust and the MacroShares Major Metro Housing Down Trust and to comply with the provisions of the Standard Terms, this Supplement and the Applicable Procedures contained herein for creating and redeeming the Up MacroShares and the Down MacroShares:

GOLDMAN SACHS EXECUTION & CLEARING, L.P.

By:	/s/ Anthony Principato
Name:	Anthony Principato
Title:	Managing Director
Address:	One New York Plaza,
38th Floor
New York, NY 10004
Attn: Legal Department –
Equities Legal
Telephone:	212-357-8015
Facsimile:	212-493-9458
DTC Number:	0501